SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 13, 1998


                             ICC Technologies, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


            0-13865                                  23-368845
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    (Commission File Number)             (IRS Employer Identification No.)


                 44 West 18th Street, New York, New York 10011
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          (Address of principal executive offices, including zip code)


                                 (215) 682-6600
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                         (Registrant's telephone number)


                  330 South Warminster Road, Hatboro, PA 19040
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         (Former name or former address, if changed since last report.)


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Item 2. Acquisition or Disposition of Assets

Acquisition of I/O 360, Inc.

General

         On August 13, 1998 (the "Effective Time"), pursuant to the terms of an Agreement and Plan of Merger dated as of August 13, 1998 (the "Merger Agreement"), ICC Technologies, Inc. ("ICC") acquired I/O 360, Inc., a privately held New York corporation ("I/O 36O"), by merger into a newly formed wholly-owned subsidiary of Rare Medium, Inc. ("NewCo"), ICC's wholly-owned subsidiary (the "Merger"). I/O 360 is an Internet professional services company engaged in the design, delivery and implementation of Internet web site applications and strategies. The assets of I/O 360 are comprised generally of cash, accounts receivable, prepaid expenses, work in process, equipment and leasehold improvements. ICC intends to reflect the transaction as a purchase for accounting purposes. At the Effective Time, I/O 360 was merged with NewCo. In consideration for merging with NewCo the stockholders of I/O 360 (the "I/O 360 Stockholders") received at the Effective Time in exchange for all of the outstanding shares of common stock of I/O 360 total consideration of 786,559 shares of Common Stock of ICC valued at $3.0 million.

         The I/O 360 Stockholders constitute a group of 4 individuals. None of the I/O 360 Stockholders was affiliated with ICC, Rare Medium, NewCo or their respective officers or directors, prior to the Merger. The ICC Stock was issued to the I/O 360 Stockholders in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act") and constitute "restricted securities," as such term is defined in Rule 144(a)(3) of the Securities Act. ICC intends to continue the use of the assets of I/O 360 in the same business conducted prior to the Merger.

Basic Terms of the Merger Agreement and Related Transactions

         The Merger. On the Effective Time, Rare Medium exercised its right pursuant to paragraph 9.10 of the Merger Agreement and effected the Merger with NewCo wherein I/O 360 was merged with and into NewCo and I/O 360 was the surviving corporation in the Merger. Each share of voting common stock of I/O 360 issued and outstanding immediately prior to the Effective Time was converted into the right to receive a pro rata portion of 786,559 shares of Common Stock of ICC (the "ICC Stock") ("Merger Consideration"). The one issued and outstanding share of NewCo was converted into one share of I/O 360 resulting in Rare Medium being the owner of all outstanding shares of I/O 360.

         ICC Stock Price Guarantee. In the event that on the first anniversary of the Closing Date, the shares received in payment of the Purchase Price, in the aggregate, shall have a value of less than $3,000,000.00 (based on the average last reported sale price per share of ICC Common Stock for the 15 trading days immediately prior to the first anniversary of the Closing Date), the Stockholders shall be issued additional shares (the "Additional Shares") in an amount calculated as the difference between $3,000,000.00 and the actual value of the shares as of such first anniversary (the "Difference").

         Compensation, Incentive and Benefits.

                  (a) Employment and Consulting Agreements. In connection with the transactions consummated pursuant to the Merger Agreement, Rare Medium entered into Employment Agreements effective August 13, 1998 with Gong Szeto and Nam Szeto. Pursuant to the Employment Agreements, the Messrs. Szeto have been engaged as employees of Rare Medium to serve for terms of 3 years. Each also received a signing bonus. Rare Medium also entered into a six month Consulting Agreement with Robert Clyatt in


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consideration for the options granted to Mr. Clyatt as set forth below. The
Employment Agreements and Consulting Agreement also contain covenants not to compete with ICC or any of its affiliates for the term of the Employment Agreement, plus one additional year.

                  (b) Grant of Stock Options. Concurrently with the execution of the Employment and Consulting Agreements with each of the Messrs. Szeto and Clyatt, ICC granted to each of the Messrs. Szeto stock options to acquire an aggregate of 250,000 shares of common stock of ICC and to Mr. Clyatt options to purchase 50,000 shares of common stock of ICC, at exercise prices equal to $5.00 per share, which options will become exercisable ratably on a monthly basis over a period of 60 months from the date of grant.

         Accounting Treatment. The acquisition of I/O 360 by ICC will be accounted for under the purchase method of accounting.

         Federal Income Tax Consequences. ICC and the I/O 360 Stockholders intend that the Merger Agreement shall constitute a tax-free plan of reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

         Indemnification. The I/O 360 Stockholders have agreed to indemnify ICC for any losses resulting from a breach of, among other things, their respective representations, warranties and covenants contained in the Merger Agreement. To secure the indemnification obligations of the I/O 360 Stockholders thereunder, 104,874 shares of ICC Stock delivered to the I/O 360 Stockholders as part of the Merger Consideration have been placed in escrow, and the liability of the I/O 360 Stockholders under such indemnification obligations is expressly limited to the value of such shares held in escrow.

Acquisition of DigitalFacades Corporation

General

         On August 13, 1998 (the "Effective Time"), pursuant to the terms of an Agreement and Plan of Merger dated as of August 13, 1998 (the "DigitalFacades Merger Agreement"), ICC Technologies, Inc. ("ICC") acquired by merger into a newly formed wholly-owned subsidiary of Rare Medium, Inc. ("New Acquisition Co.") DigitalFacades, Inc., a privately held California corporation ("DigitalFacades") (the "Merger"). DigitalFacades is an Internet professional services company engaged in the design, delivery and implementation of Internet web site applications and strategies. The assets of DigitalFacades are comprised generally of cash, accounts receivable, prepaid expenses, work in process, equipment and leasehold improvements. ICC intends to reflect the transaction as a purchase for accounting purposes. At the Effective Time, DigitalFacades was merged with New Acquisition Co. In consideration for merging with New Acquisition Co. the stockholders of DigitalFacades (the "DigitalFacades Stockholders") received at the Effective Time in exchange for all of the outstanding shares of common stock of DigitalFacades total consideration of 719,144 shares of Common Stock of ICC valued at $3.0 million and the right to earn additional shares of ICC up to $1.5 million in value if certain revenues and profit margins are achieved.

         The DigitalFacades Stockholders constitute a group of 13 individuals. None of the DigitalFacades Stockholders was affiliated with ICC, Rare Medium, New Acquisition Co. or their respective officers or directors, prior to the Merger. The ICC Stock was issued to the DigitalFacades Stockholders in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act") and constitute "restricted securities," as such term is defined in Rule 144(a)(3) of the Securities Act. ICC intends to continue the use of the assets of DigitalFacades in the same business conducted prior to the Merger.


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Basic Terms of the Merger Agreement and Related Transactions

         The Merger. On the Effective Time, Rare Medium exercised its right pursuant to paragraph 9.12 of the DigitalFacades Merger Agreement and effected the Merger with New Acquisition Co. wherein DigitalFacades was merged with and into New Acquisition Co. and DigitalFacades was the surviving corporation in the Merger. Each share of voting common stock of DigitalFacades issued and outstanding immediately prior to the Effective Time was converted into the right to receive a pro rata portion of 719,144 shares of Common Stock of ICC (the "ICC Stock") (the "Merger Consideration"). The one issued and outstanding share of eNew Acquisition Co. was converted into one share of DigitalFacades resulting in Rare Medium being the sole owner of all outstanding shares of DigitalFacades. In addition, the DigitalFacades Stockholders are entitled to receive additional shares of ICC Stock (the "Additional Shares") in an amount not to exceed $1.5 million in value, which shall be contingent upon the amount of net revenue received by DigitalFacades (and after the closing pursuant to the DigitalFacades Merger Agreement (the "Closing"), by Rare Medium) from clients of DigitalFacades during the calendar year 1998 (the "DigitalFacades Revenue"). If the DigitalFacades Revenue shall equal or exceed $2.5 million and the net profit margin for providing the services which produced the DigitalFacades Revenue (the "Profit Margin") equals or exceeds 15%, the DigitalFacades Stockholders shall receive Additional Shares in an amount of $1.5 million. In the event that the DigitalFacades Revenue shall be less than $2.5 million, the Additional Shares to be received by the DigitalFacades Stockholders shall be proportionately reduced; provided, however, that no Additional Shares shall be received by the DigitalFacades Stockholders in the event that the DigitalFacades Revenue shall be less than $1.75 million or if the Profit Margin is less and 15% (regardless of the amount of the DigitalFacades Revenue). The value of the Additional Shares shall be based upn the average closing price per share of ICC Common Stock for the 20 trading day period prior to and including December 31, 1998. For the purposes of the paragraph, the DigitalFacades Revenue shall include all revenue received by DigitalFacades prior to the Closing during the calendar year 1998 and all revenue received by Rare Medium after the Closing (during the calendar year 1998) for services provided to those entities which were clients of DigitalFacades prior to the Closing.

         Compensation, Incentive and Benefits.

                  (a) Employment Agreement. In connection with the transactions consummated pursuant to the DigitalFacades Merger Agreement, Rare Medium entered into an Employment Agreement effective August 13, 1998 with John Lin. Pursuant to the Employment Agreement, Mr. Lin has been engaged as an employee of Rare Medium to serve for a term of 3 years. The Employment Agreement also contains a covenant not to compete with ICC or any of its affiliates for the term of the Employment Agreement, plus one additional year.

                  (b) Option Grants. ICC will grant to certain employees of DigitalFacades stock options which are approximately equivalent to options held by such employees of DigitalFacades prior to the Effective Time.

         Accounting Treatment. The acquisition of DigitalFacades by ICC will be accounted for under the purchase method of accounting.

         Federal Income Tax Consequences. ICC and the DigitalFacades Stockholders intend that the DigitalFacades Merger Agreement shall constitute a tax-free plan of reorganization pursuant to Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

         Indemnification. The DigitalFacades Stockholders have agreed to indemnify ICC for any losses resulting from a breach of, among other things, their respective representations, warranties and covenants contained in the DigitalFacades Merger Agreement. To secure the indemnification


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obligations of the DigitalFacades Stockholders thereunder, 119,857 shares of ICC
Stock delivered to the DigitalFacades Stockholders as part of the Merger Consideration have been pledged to ICC, and the liability of the DigitalFacades Stockholders under such indemnification obligations is expressly limited to the value of such shares pledged.

Item 7. Financial Statements and Exhibits

         (a)  Financial statements of businesses acquired.

         As of the time that this Report on Form 8-K is being filed with the Securities and Exchange Commission ("Commission"), it is impractical for ICC to provide the financial statements required pursuant to Item 7(a) of Form 8-K regarding giving effect to the consummation of the acquisitions of I/O 360 and DigitalFacades contemplated by the respective Merger Agreements. ICC anticipates such financial statements will be filed with the Commission on or before October 27, 1998, at which time ICC will file such financial statements under cover of an amendment to this Form 8-K.

         (b) Pro forma financial information.

         As of the time that this Report on Form 8-K is being filed with the Commission, it is impractical for ICC to provide the pro forma financial information required pursuant to Item 7(b) of Form 8-K regarding giving effect to the consummation of the acquisitions of I/O 360 and DigitalFacades contemplated by the respective Merger Agreements. ICC anticipates such pro forma financial information will be filed with the Commission on or before October 27, 1998, at which time the Company will file such pro forma financial information under cover of an amendment to this Form 8-K.

         (c)  Exhibits

Exhibit No.       Description
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2.1               Agreement and Plan of Merger dated as of August 13, 1998, by and among ICC Technologies, Inc., Rare Medium, Inc., I/O 360,
                  Inc. and the I/O 360 Stockholders named therein.

2.2 Agreement and Plan of Merger dated as of August 13, 1998 by and among ICC Technologies, Inc., Rare Medium, Inc., DigitalFacades Corporation and the DigitalFacades Stockholders named therein.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                            ICC TECHNOLOGIES, INC.
                                            ----------------------
                                                  Registrant


                                            By: /s/ Glenn S. Meyers
                                                -------------------------------
                                                Glenn S. Meyers, President
                                                and Chief Executive Officer

Date: August 28, 1998